Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Jaguar Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	56,755	$4.83(2)	$274,127	$0.00015310	$41.97

Total Offering Amounts					$274,127		$41.97

Total Fee Offsets							—

Net Fee Due							$41.97

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares that may become issuable under the plan set forth herein by reason of any stock split, stock dividend, recapitalization or other similar transactions as provided in the above-referenced plan.

(2)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $4.83 per share, which is the average of the high and low prices of the Registrant’s common stock, as reported on the NASDAQ Capital Market, on April 9, 2025.